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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITOR
                        ------------------------------


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-37038), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-23117) and Post-Effective No. 3 to the Registration Statement on Form S-8 (No. 33-16688) of Franklin Electronic Publishers, Inc. of our report dated May 26, 1998 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 1998.



                                          /s/ Radin, Glass & Co., LLP
                                          ---------------------------
                                              RADIN, GLASS & CO., LLP
                                              Certified Public Accountants



May 26, 1998
New York, New York